Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact: Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Press Contact: Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

U.S. FEDERAL TRADE COMMISSION TO CHALLENGE IDT’S PROPOSED

ACQUISITION OF PLX TECHNOLOGY

SAN JOSE, Calif., December 19, 2012 — Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions today announced that the United States Federal Trade Commission (“FTC”) has filed an administrative complaint challenging IDT’s proposed acquisition of PLX Technology.

IDT is disappointed with the FTC’s decision to challenge the acquisition. The company intends to review the FTC’s complaint and respond appropriately.

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

Additional Information

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of PLX Technology will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on

Schedule TO (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by IDT on May 22, 2012. The registration statement has not yet become effective. In addition, PLX Technology filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX Technology, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or PLX Technology, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements relating to IDT, including expectations for IDT’s proposed acquisition of PLX. All statements included in this press release concerning activities, events or developments that IDT expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: uncertainties as to the timing of the exchange offer and the subsequent merger; uncertainties as to how many of PLX’s stockholders will tender their shares of common stock in the exchange offer; the risk that the exchange offer and the subsequent merger will not close because of a failure to satisfy one or more of the offer closing conditions (including regulatory approvals); the risk that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the exchange offer or the merger may result in significant costs of defense, indemnification and liability; the risk that IDT’s or PLX’s business will have been adversely impacted during the pendency of the exchange offer and the merger; the risk that the operations of the companies will not be integrated successfully; the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; and other economic, business and competitive factors affecting the businesses of IDT and PLX generally, including those set forth in the filings of IDT and PLX with the SEC from time to time, including their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date of this communication and neither IDT nor PLX undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.